UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 15, 2012

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 15, 2012, Liberty Silver Corp., a Nevada corporation (the “Company”) entered a Purchase Agreement (the “Purchase Agreement”) with Primus Resources, L.C., a Wyoming limited liability company, and James A. Freeman (collectively “Seller”) to acquire unpatented mining claims, Nevada BLM Serial No. 799907, 799908, 799909, 799910, and 799911 covering approximately 100 acres of property located adjacent to the former Trinity Silver mine on the Company’s Trinity property in Nevada (the “Hi Ho Properties”).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 15, 2012, the Company closed the transaction contemplated by the Purchase Agreement and acquired the Hi Ho Properties from the Seller. The Hi Ho Properties are the only acreage not controlled by the Company or its joint venture partner Renaissance Gold Inc. on the Trinity land package. Under the terms of the Purchase Agreement, the Company provided cash consideration of US$250,000 and issued 2,583,333 restricted shares of common stock of the Company to Seller at a deemed value of US $1,860,000 (US $0.72 per share). In addition the Seller was granted a 2% net smelter royalty on future production from the Hi Ho Properties pursuant to the terms of a Deed With Reservation of Royalty Hi Ho Silver Claims (the “Deed”), attached to the Purchase Agreement as Exhibit B.

In conjunction with the entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Seller, pursuant to which the Company has agreed to file a registration statement on Form S-1 with the United States Securities and Exchange Commission which registers the common stock issued to the Seller pursuant to the Purchase Agreement.   Pursuant to the Registration Rights Agreement the Company will pay Seller additional consideration as follows:

•

if the registration statement is declared effective by the United States Securities and Exchange Commission in respect of the 2,583,333 shares by March 1, 2013, the Company will issue an additional 277,778 common shares to Seller, thereby increasing the total aggregate number of shares issued to  2,861,111 at a deemed value of US$2,060,000 (US $0.72 per share); or

•

if the registration statement is not declared effective by the United States Securities and Exchange Commission in respect of the 2,583,333 shares by March 1, 2013, the Company will pay Seller US$200,000. As well, if the five-day weighted average trading price of the Company’s common shares on the Toronto Stock Exchange as of March 1, 2013 (the “Market Price”) exceeds US$0.72 per share, the Company will issue an additional number of the Company’s common shares to Seller equal to (a) 277,778 less (b) US$200,000 divided by the Market Price.

The foregoing descriptions of the Purchase Agreement and Deed, and Registration Rights Agreement are qualified in their entirety by the contents of the respective agreements, which are attached as Exhibits to this Current Report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In conjunction with the closing under the Purchase Agreement, on October 15, 2012, as partial consideration for the acquisition of the Hi Ho Properties, the Company issued 2,583,333 restricted shares of common stock of the Company to the Seller at a deemed value of US $1,860,000 (US $0.72 per share). For the above share issuance the shares were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

ITEM 8.01 OTHER EVENTS

The Company issued the press release, filed as Exhibit 99.1 herewith, on October 16, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.15	Purchase Agreement Hi Ho Silver Mining Claims dated October 15, 2012.
10.16	Registration Rights Agreement dated October 15, 2012
99.1	Press Release of the Company dated October 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: October 16, 2012